Policy Title: Code of Business Conduct

Approved By: Douglas W. Kortrey Assistant Secretary	Signature	Effective Date: April 7, 2005

Supercedes [Policy Reference Number & Date] All prior version, including but not limited the version dated February 27, 2004	Page 1	of 22 Page[s]

Comments:

CODE OF BUSINESS CONDUCT

I.	PURPOSE

We are committed to the highest standards of business conduct and ethics in our relationships with each other and with our customers, suppliers, shareholders and others. This means conducting our business in accordance with all applicable laws and regulations, and it also means using good judgment and asking questions when appropriate. This Code of Business Conduct (the “Code”) sets forth the fundamental principles and key policies and procedures that govern how we conduct ourselves and our business. The Code does not, in any way, constitute an employment contract or an assurance of continued employment.

II.	APPLICABILITY

The Code applies to all Company personnel, which includes every officer, director, and employee. The Code also applies to contractors and consultants in their work on the Company’s behalf.

III.	IMPLEMENTATION

A.	Responsibilities

We are each accountable for compliance with the standards set forth in the Code and with all applicable laws and regulations. Each of us must comply with the letter and spirit of the Code and all other Company policies, report violations of the Code and other improper conduct, and ask for guidance when we encounter ethical questions and dilemmas. Our actions must reflect RCN’s values, demonstrate ethical leadership, and promote a work environment that upholds RCN’s reputation for integrity, ethical conduct and trust.

The Company has assigned the General Counsel and/or Corporate Compliance Officer responsibility, reporting directly to the Company’s Chief Executive Officer and Board of Directors, for overseeing and monitoring compliance with the Code. The General Counsel and/or Corporate Compliance Officer will report periodically to the Nominating and Governance Committee of the Board of Directors regarding the establishment, implementation and enforcement of the Code.

Copies of the Code are available from Human Resources and should be provided to persons or entities retained and authorized to act on behalf of RCN in areas to which the Code is applicable. Annually, each officer and managerial employee of the Company shall receive and review a copy of the Code and sign a written statement that he or she has reviewed the Code. In addition, any employee, consultant, or contractor responsible for handling confidential Company information shall also receive and review a copy of the Code and sign a written statement that he or she has reviewed the Code.

B.	Seeking Guidance

This Code cannot provide definitive answers to all questions. RCN has a number of resources, people and processes in place to answer our questions and guide us through difficult decisions. Employees are required to seek guidance when uncertain as to the appropriate course of conduct in adhering to the Company’s high standards. In most instances, questions concerning the Code should be brought to the attention of your supervisor, Human Resources, the Legal Department, [or the Chief Compliance Officer/General Counsel].

C.	Reporting Violations

If you know of or suspect a violation of applicable laws or regulations, the Code, or the Company’s related policies, you must immediately report that information to your supervisor, higher levels of management, Human Resources or the Legal Department or to the Company’s hotline, discussed below. No person reporting a suspected violation in good faith will be subject to retaliation as a result. Please note that the failure to report violations of law or policy is in itself a violation of Company policy.

D.	The Company’s Compliance Hotline

The Company has established a compliance hotline through which you may seek guidance or report suspected violations of the Code, related policies or applicable laws and regulations. All information provided to the hotline will be kept confidential to the extent possible. The toll-free compliance hotline number is 1-866-346-5221, or (609) 919-8100 for Princeton employees.

E.	Investigations of Violations

The Company will investigate all suspected violations promptly and, to the extent reasonably possible, confidentially. It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and acting on your own may compromise the integrity of an investigation and adversely affect both you and the Company. There will be no reprisal for the reporting in good faith of suspected violations of law or Company policy.

F.	Discipline for Violations

Anyone who violates the Code or any other Company policy or procedure may be subject to disciplinary actions, up to and including termination of employment and legal action. The Company intends to use every reasonable effort to prevent violations of the Code or Company policy. If a violation occurs, the Company intends to discipline those responsible for that misconduct.

In addition, any officer, director, manager or supervisor, who directs, condones, or approves of any violation of the Code or any Company policy, or fails to act reasonably to stop such a violation, is subject to disciplinary measures, up to and including termination of employment and legal action.

IV.	RESPONSIBILITY TO OUR COLLEAGUES

The way we treat each other and our work environment affects the way we do our jobs. All employees want and deserve a workplace where they are respected and appreciated. Everyone who works for the Company must contribute to the creation and maintenance of such an environment; supervisors and managers have a special responsibility to foster a workplace that supports this honesty, integrity, respect and trust.

A.	Equal Employment Opportunity and Nondiscrimination

The Company is an equal opportunity employer in hiring and promoting practices, benefits and wages. We are committed to developing and maintaining a diverse workforce. We will not tolerate discrimination against any person on the basis of race, religion, color, sex, age, marital status, national origin, sexual orientation, citizenship, Vietnam-era or disabled veteran status or disability (where the applicant or employee is qualified to perform the essential functions of the job with or without reasonable accommodation), or any other basis prohibited by law in recruiting, hiring, placement, promotion, or any other condition of employment.

You must treat all Company personnel, customers, suppliers and others with respect and dignity. Company policy prohibits any remarks, jokes or conduct that might create, encourage or permit an offensive or hostile work environment. If you believe that discrimination is occurring, you must report the matter to your supervisor, your Human Resources representative or the Legal Department. For further guidance on the Company’s policy concerning nondiscrimination and equal employment opportunity, please refer to your employee handbook or the Company’s general policies, which are available from Human Resources.

B.	Harassment

Company policy strictly prohibits any form of harassment in the workplace, including sexual harassment. RCN will not tolerate harassing conduct, particularly when the conduct is based on any impermissible classification, including but not limited to race, color, religion, gender, national origin, age, disability, veteran status or citizenship. Harassing conduct can include, but is not limited to, epithets, slurs, or negative stereotyping; threatening, intimidating or hostile acts; and written or graphic material that denigrates or shows hostility or aversion toward an individual or group.

C.	Sexual Harassment

Sexual harassment, which is prohibited by Company policy as well as federal and state laws, includes linking a person’s submission to, or rejection of, sexual advances to any decision regarding that person’s terms or conditions of employment. It also includes conduct that has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile or offensive work environment. Sexual harassment can be characterized by unwelcome sexual advances, verbal conduct of a sexual nature, physical conduct such as unnecessary or offensive touching or impeding or blocking movement, or the display of sexually suggestive objects or pictures.

D.	Reporting Responsibilities and Procedures

If you believe that you have been subjected to sexual harassment, or harassment of any kind or any other type of unlawful discrimination, you should promptly report the incident to your supervisor, the harasser’s supervisor, your Human Resources representative or the Legal Department. Complaints of harassment, abuse or discrimination will be investigated promptly and thoroughly and will be kept confidential to the extent possible. The Company prohibits any form of retaliation against an employee for filing a good faith complaint of harassment or for assisting in an investigation of a complaint. If the results of the investigation indicate that corrective action is called for, such action may include disciplinary measures up to and including termination and legal action.

For further guidance on the Company’s policy prohibiting sexual and other harassment, please refer to the Company’s general policies, a copy of which can be obtained from Human Resources.

V.	SOLICITATION AND DISTRIBUTION IN THE WORKPLACE

To ensure a productive and harmonious work environment, the Company has adopted a clear policy regarding solicitation of employees and distribution of all types of literature, including but not limited to advertising materials, merchandise, handbills, leaflets, and other printed materials. The main elements of that policy are set forth here:

•	Anyone not employed by the Company is prohibited from engaging in solicitation or distributing materials on Company property.

•	Employees are prohibited from distributing literature in any working area of Company facilities.

•	Employees are prohibited from distributing literature or soliciting during working time, which does not include lunch breaks, coffee breaks, or the period before or after a scheduled shift.

•	Employees are prohibited from receiving literature or solicitations during working time.

•	Employees may solicit one another, when all the employees involved are on non-working time.

•	Employees may distribute literature to one another, when all the employees involved are on non-working time and the distribution takes place in a non-working area.

VI.	SAFETY IN THE WORKPLACE

The safety and security of employees is of primary importance. Accordingly, you are responsible for maintaining facilities free from recognized hazards and obeying all Company safety rules as well as safety statutes and regulations. Working conditions should be maintained in a clean and orderly state to encourage efficient operations and promote good safety practices.

A.	Weapons and Workplace Violence

No employee may bring firearms, explosives, incendiary devices or any other weapons into the workplace or any work-related setting, regardless of whether or not employees are licensed to carry such weapons. Similarly, the Company will not tolerate any violence in the workplace or in any work-related setting. Violations of this policy must be referred to your supervisor immediately.

B.	Drugs and Alcohol

The Company intends to maintain a drug-free work environment. Accordingly, being under the influence of alcohol or illegal drugs and the sale, use, possession, manufacture, or distribution of any illegal drugs or controlled substances on Company property is strictly prohibited. Where alcohol is served or available at a Company-sponsored event, you are expected to conduct yourself in a responsible and professional manner at all times. Failure to do so reflects poorly on you and RCN. This policy applies to all Company events, including off-site meetings and training programs.

The Company provides assistance to employees who seek help in coping with a drug or alcohol problem through its Employee Assistance Program and through referrals to treatment and rehabilitation programs. Details about these programs are available from your Human Resources representative.

C.	The Environment

We each have an obligation to carry out all Company activities in ways that preserve and promote a clean, safe and healthy environment. You must strictly comply with the letter and spirit of applicable environmental laws. If you have any questions regarding environmental laws or regulations, you should contact the Legal Department.

D.	Reporting Responsibilities and Procedures

You must immediately report to your supervisor any injuries occurring in the workplace or during Company time, no matter how minor, as well as any violations of health and safety policies, laws or regulations and any unsafe or unhealthful conditions. Health and safety information must be accurately recorded.

VII.	CONFLICTS OF INTEREST

RCN employees are expected to dedicate their best efforts to Company business and to avoid any conflicts with the interests of RCN. The Company has great trust and confidence in the conduct of its employees, and you should at all times act in a manner to preserve that trust and confidence.

In order to maintain the highest degree of integrity in the conduct of the Company’s business and to maintain your independent judgment, you must avoid any activity or personal interest that creates or appears to create a conflict between your interests and the interests of the Company. A conflict of interest arises any time an employee has two or more duties or interests that are mutually incompatible and may tend to conflict with the proper and impartial discharge of the employee’s duties, responsibilities, or obligations to the Company. Set forth below are guidelines that apply to some of the most common conflict situations.

A.	Employment with a Competitor or Supplier

This is an extremely sensitive area. The best policy is to avoid any direct or indirect business connection with our competitors or suppliers. At a minimum, while employed by RCN, you shall not: (1) work simultaneously for a competitor or supplier (or potential supplier); (2) work for a competitor as a consultant or board member; or (3) market products or services in competition with RCN. If you have any questions regarding business relations with a competitor or supplier, you should contact Human Resources or the Legal Department.

B.	Personal Investments

You should not make any investment that might affect your business decisions. You may not:

•	Own a significant financial interest in, or be employed by or be a consultant to or a board member of, any organization that is in competition with the Company. For conflict purposes, the measure of significance is whether such investment is financially significant to you such that it might create or appear to create a conflict between your interests and the interests of the Company.

•	Own a significant financial interest in, or be employed by or be a consultant to or a board member of, any organization that does or seeks to do business with the Company without the permission of RCN.

•	Appropriate for yourself or any of your affiliates or family members business opportunities that properly belong to the Company or are discovered by you in the course of performing your duties on behalf of the Company.

C.	Personal Interests

You may not use Company time, facilities or materials for outside work that is unrelated to your job at RCN, although incidental personal use may be permitted at your location. You must:

•	Not allow outside employment or other activities to interfere with your performance while working for RCN.

•	Be sensitive to issues of security, confidentiality and conflicts of interest if your spouse or another member of your immediate family, or someone else you are close to, is a competitor or supplier of the Company, or is employed by one.

•	Obtain clearance from the Legal Department before doing business on RCN’s behalf with any company in which you or a family member may benefit from your actions.

D.	Reporting Responsibilities and Procedures

Conflicts of interest are sometimes not clear-cut. Whenever you have concerns about a possible conflict, you should bring the matter to the attention of your supervisor or the Legal Department before taking any action.

If you learn of an actual or potential conflict between the interests of the Company and your personal interest or the personal interest of any employee, officer, or director of the Company, you shall promptly report the potential or actual conflict of interest to your Human Resources representative or the Legal Department. The Company prohibits any form of retaliation against anyone for reporting, in good faith, an actual or potential conflict of interest.

VIII.	ENTERTAINMENT, GIFTS AND GRATUITIES

Whenever we make or are involved in business decisions for the Company, such as purchasing supplies and services, we must make those decisions with uncompromised objectivity. Employees interacting with any person who has business dealings with RCN (such as vendors, customers, competitors, contractors and consultants) must conduct such activities in the best interest of RCN, using consistent and unbiased standards. Therefore, we must not accept any gifts, entertainment or gratuities that could influence, or be perceived to influence, our sourcing, purchasing and other decisions, and we must not derive any direct or indirect benefit or interest from a party having business dealings with RCN.

A.	Business Courtesies

The giving or receiving of gifts or entertainment by any employee in his or her capacity as an employee or by a close family member of an employee can be problematic because such acts may be construed as attempts to influence the performance of duties.

1.	Receipt of Gifts

No employee or member of an employee’s immediate family may request or accept any gifts in connection with Company business beyond that of nominal or token value. Specifically prohibited are gifts, payments, consulting fees, loans, or other benefits of value received directly or indirectly from any existing or potential customer, supplier, or competitor. Gifts of nominal or token value (i.e., gifts with a value of less than $50 annually) motivated by commonly accepted business courtesies may be accepted. However, you should never accept any gift or service that could create or appear to create an obligation to the donor or influence your business relationship with the donor.

Employees may accept an occasional meal or outing with suppliers or customers if there is a valid business purpose involved. If an employee is asked to attend an overnight event with a vendor, the employee must obtain prior approval from his or her supervisor.

2.	Giving Gifts

Employees may not furnish or offer to furnish any payment, compensation, gifts, entertainment or meals that are worth more than token value or that go beyond the common courtesies associated with accepted business practices to any person or organization that does business or competes with RCN. We must also respect the gift and entertainment policies of the customers and suppliers with whom we do business.

B.	Kickbacks are Prohibited

Giving or receiving any payment or gift in the nature of a bribe, kickback or other improper influence is absolutely prohibited. For example:

Question: I am making arrangements for a business meeting. One of the hotels I contacted said that if I book the meeting there, the hotel would give me a free weekend stay for my family. The hotel also offered me the best rates for the meeting, and I would book the meeting there even without the free weekend. I can accept the weekend, can’t I?

Answer: No, you cannot. The offer of a free weekend was clearly made for the purpose of influencing your business decision regarding where the meeting would be held. It is a kickback; accepting it would violate RCN policy.

You should be aware that there are special rules that govern giving payments or gifts to government officials. Please see the section of the Code entitled “Interacting With Government Officials” for information regarding the appropriate way to conduct our dealings with government officials.

IX.	FINANCIAL INTEGRITY

It is Company policy, as well as a requirement of law, to maintain books, records and accounts that accurately, fairly and in reasonable detail reflect the business transactions and disposition of assets of the Company. The Company’s financial statements (internal and external), including associated disclosures, must be prepared in compliance with Generally Accepted Accounting Principles and Securities and Exchange Commission (“SEC”) guidelines, and all other applicable rules and regulations.

We each have a responsibility to ensure that the Company’s financial information is accurately and timely reported, reliably maintained, and complete. Employees must ensure that all Company documents are completed accurately, truthfully, and in a timely manner and, when applicable, are properly authorized. Managers and others responsible for the preparation of financial information must ensure that RCN’s corporate financial policies are followed. If you become aware of a possible omission, falsification or inaccuracy of accounting and financial entries, or basic data supporting such entries, you must report promptly such information to the Legal Department or the Company’s Audit Committee.

Financial activities are to be recorded in compliance with all applicable laws and accounting practices. The making of false or misleading entries, records or documentation is strictly prohibited. You must never create a false or misleading report or make a payment or establish an account on behalf of the Company with the understanding that any part of the payment or account is to be used for a purpose other than as described by the supporting documents.

Question 1: Can I contribute $500 to my supplier’s daughter’s school to buy sports equipment and list the cost on my expense report as a business meeting with my supplier? My supplier has been encouraging me to support his daughter’s sports team, and he has always given us good rates.

Answer: No, for two reasons: (1) The contribution violates RCN’s gifts and gratuities policy; and (2) mischaracterizing the contribution on your expense report violates RCN’s policy requiring accurate and complete records.

Question 2: RCN policy states that RCN salespeople will be paid commissions monthly on sales for which paperwork is completed during the applicable month. The Company, for reasons having nothing to do with the salesperson, takes a week to complete the paperwork, meaning that commissions on those sales are paid a month later than they would have been had the paperwork on the sale been completed by the first of the month. The compensation plan indicates that management reserves the right to change the plan at anytime in its sole discretion based on business requirements. Does the sales manager have discretion to record those sales in the month they were actually made?

Answer: No, again for two reasons. First, unless the policy itself expressly states otherwise, only the Company’s Board of Directors may change Company policies. Second, deviating from this particular policy may affect the accuracy of the Company’s financial statements and the ability of Company employees to certify those financial statements as required by law. The proper approach is to ask the Company’s Policy Committee to recommend extending the grace period for recording commissionable sales and/or address the structural or human factors that delay the required paperwork.

In addition, no employee may knowingly process any record changes or account transactions to his or her own account for any of the Company’s services, or to the account of any relative or other Company employee in his or her work group, without the written approval of an appropriate supervisor.

If you have any concerns about the accuracy or completeness of the Company’s financial records, you should immediately report those concerns to the Office of the Chief Financial Officer or The Legal Department. You may also report the information via the Compliance Hotline (1-866-346-5221 or (609) 919-8100 for Princeton employees).

X.	GUARDING COMPANY ASSETS

We each have a duty to safeguard Company assets, including our physical premises and equipment, records, customer information and Company names and trademarks. Company assets, including equipment such as laptop computers, cellular telephones, pagers and other portable electronic communications devices, facilities, corporate credit cards and supplies, should be used for Company business only. Personal use of office equipment is permitted, provided such use is incidental, limited and reasonable. Company vehicles are to be used for business purposes only. Without specific authorization, no employee may take, loan, sell, damage, or otherwise dispose of any Company property, or use Company property for non-Company purposes. We should also take all reasonable measures to ensure against theft, damage, and misuse of Company property.

Only certain officers and senior-level employees have the authority to make commitments affecting the Company’s assets. For example, contracts require pre-clearance by RCN’s Legal Department before they can be entered into on behalf of RCN. You should not make commitments affecting Company assets unless properly authorized, in accordance with the Company’s By-Laws, the Company’s written policies or by a specific written authorization from the Legal Department.

A.	Company Books and Records

1.	Record Retention Policy

At this writing, the Company is in the process of developing a formal records retention policy.

2.	Subpoena or Government Investigation

In the event you learn of a subpoena or an impending government investigation, you should immediately contact the Legal Department. You must retain all records that may be responsive to the subpoena or pertain to the investigation, regardless of the requirements of the Record Retention Policy. Any questions regarding whether a record pertains to an investigation or may be responsive to a subpoena should be directed to the Legal Department before disposing of that document.

B.	Intellectual Property, Confidential Information, and Trade Secrets

All employees must preserve the confidentiality of any information they learn about the Company’s business, plans, operations or “secrets of success” that are not known to the general public or to competitors. This includes all information that is used in our business and that gives RCN an opportunity to obtain an advantage over our competitors, such as, customer lists, the terms offered or prices charged to particular customers, technical specifications and marketing or strategic plans. During the course of performing our responsibilities, employees may obtain confidential information concerning other companies, which the Company is usually under an obligation to maintain as confidential. Such information must be treated in the same manner that employees treat the Company’s confidential information.

Employees who possess or have access to confidential information or trade secrets must:

•	Not use the information for their own benefit or the benefit of persons outside of RCN.

•	Carefully guard against disclosure of that information to people outside the Company. Employees should not discuss such matters with family members or business or social acquaintances or in places where they may be overheard, such as taxis, elevators or restaurants.

•	Ensure that all such information is marked “Confidential,” “Proprietary” or with a similar notation.

•	Maintain such information under password protection or in a secure place, or under your direct supervision when in use.

•	Not disclose such information to other Company personnel unless the person needs the information to carry out business responsibilities, and then only after informing them that the information is confidential and must be protected from disclosure.

Confidentiality agreements are commonly used when RCN needs to disclose confidential information to vendors, consultants, joint venture participants, or others. A confidentiality agreement puts the person receiving Company confidential information on notice that he or she must maintain the secrecy of such information or face legal consequences. If, in doing business with persons not employed by the Company, you foresee that you may need to disclose Company confidential information, you should call the Legal Department and discuss the need to enter into a confidentiality agreement.

Our obligation to treat information as confidential does not end when we leave the Company. You must return to RCN all documents and other materials containing Company confidential information upon termination of your employment. You must not disclose confidential information to a new employer or to others after ceasing to be a Company employee. You should also remember that correspondence, printed documents and records of any kind, procedures and special RCN ways of doing things, whether confidential or not, are all the property of RCN and must remain here when you leave.

1.	Trademarks and Ideas

Our logos and the name RCN are examples of Company trademarks. You must always properly use our trademarks and advise senior management or the Legal Department of infringements by others. Similarly, the trademarks of third parties must not be used without first obtaining approval from the Legal Department.

It is important to protect the Company against infringement or monetary claims, especially in cases where our own efforts have previously arrived at the same discovery. Thus, if outsiders approach you with inventions, discoveries or new ideas, do not permit them to reveal any details of their inventions, discoveries or new ideas to you without first consulting the Legal Department.

2.	Copyright Compliance

Works of authorship such as books, articles, drawings, computer software and other such materials may be covered by copyright laws. It is a violation of those laws and of RCN’s policy to make unauthorized copies of, or works based upon, copyrighted materials. The absence of a copyright notice does not necessarily mean that the materials are not copyrighted. Making unauthorized copies or derivative works may subject both the employee and the Company to substantial civil and criminal penalties.

RCN licenses the use of much of its computer software from outside companies. In most instances, this computer software is protected by copyright. You may not make, acquire or use unauthorized copies of computer software.

Question: My co-worker has a great spreadsheet package installed on her computer. It would greatly enhance my productivity if I had the same package on my computer. Can I copy her package and put it on my computer?

Answer: No. The license and copyright rights pertaining to the software package most likely prohibit such copying. You should follow established procedures for obtaining an authorized licensed copy of the software package.

Any questions concerning copyright laws should be directed to the Legal Department.

3.	Intellectual Property Rights of Others

It is the policy of the Company not to infringe the intellectual property rights of others. When using the name, trademarks, logos or printed materials of another company, including any such uses on Company website(s) or while operating a software program on a personal computer, employees must ensure that the use of the trademarks, copyrighted materials and other intellectual property of others is done properly and with permission. Employees must not disclose to the Company or be asked by the Company to reveal confidential, proprietary or trade secret information of others, including former employers.

4.	Computer and Communication Resources

The Company’s computer and communication resources, including computers, voicemail and e-mail, provide substantial benefits, but they also present significant security and liability risks to you and the Company. It is extremely important that you take all necessary measures to ensure the security of your computer and any computer or voicemail passwords. Access to sensitive, confidential or restricted electronic information should be password protected. If you have any reason to believe that your password or the security of a Company computer or communication resource has in any manner been compromised, you must change your password immediately and report the incident to your manager and the Information Technology Department.

The e-mail and internet systems are the property of RCN. Inappropriate and/or excessive personal usage of the e-mail or the internet system is strictly prohibited. Receiving, forwarding and/or downloading content of any material that is of a pornographic, obscene or offensive nature, or disregards copyright laws, via e-mail or the internet, is a violation of this policy. When you are using Company resources to send e-mail, voicemail or to access internet services, you are acting as a representative of the Company. Your use of these resources could reflect poorly on the Company, damage its reputation, and expose you and the Company to liability. All e-mail, voicemail and personal files stored on Company computers are Company property dedicated to business purposes, and you should therefore have no expectation of personal privacy in connection with these resources. The Company may, from time to time and at its sole discretion, review any messages sent or received using RCN’s computer and communication resources.

You should not use Company resources in a way that may be disruptive or offensive to others or unlawful. When sending e-mail or transmitting any other message or file, you should not transmit comments, language, images or other files that you would be embarrassed to have read by any person. Remember that your “private” e-mail messages are easily forwarded to a wide audience. In addition, do not use these resources in a wasteful manner. Unnecessarily transmitting messages and other files wastes not only computer resources, but also the time and effort of each employee having to sort and read through his or her own e-mail.

Use of computer and communication resources must be consistent with all other Company policies, including those relating to sexual harassment, privacy, copyrights, trademarks, trade secrets and other intellectual property considerations.

Question: I am going to be doing some work for RCN on a Company laptop computer while I am on vacation. My wife has her own business and would like to use the laptop for some bookkeeping work. As long as I have the laptop with me anyway, can my wife use it?

Answer: No. Please remember that the laptop is Company property purchased by RCN to help you perform your job; it is not your personal computer. Also, whenever you travel with a laptop, be sure to keep it in a safe and secure location at all times. It is RCN property, and may contain trade secret or other confidential information.

For further guidance on the Company’s policy concerning use of Company computers and communication resources, please refer to your employee handbook, or the Company’s general policy, a copy of which can be obtained from Human Resources.

5.	Customer Communications and Information

You may not intercept, use or disclose any customer communications, or any customer information, except in those limited instances which are necessary to:

(a)	Provide service;

(b)	Protect the legal rights or property of the Company where such action is taken in the normal course of employment;

(c)	Protect the company, an interconnecting carrier, a customer or user of service from fraudulent, unlawful or abusive use of telephone service; or

(d)	Comply with the requirements of legal process or other requirements of law.

A customer communication is any voice or data communication made by a customer, including but not limited to e-mail messages and telephone conversations. Customer information is any information regarding a customer, including name, address, telephone number, occupation, information concerning calls or services ordered or subscribed to by a customer. It also includes bills, statements, credit history, toll records, computer records, carrier selection, service problems and complaint records.

If you have any questions about this policy, please contact the Legal Department.

6.	Medical Information

Federal and state law and Company policy require that employees who work with or review personnel records maintain the confidentiality of the medical information contained therein pertaining to employees, former employees, prospective employees or their families. Confidential medical information includes information relating to an individual’s physical or mental condition, medical history, or medical treatment. Such information may be disclosed only in very limited circumstances. Questions regarding whether information is confidential medical information or requests for disclosure of such information should be directed to Human Resources or the Legal Department.

XI.	RESPONDING TO INQUIRIES FROM THE PRESS AND OTHERS

Company personnel who are not official Company spokespersons may not speak with the press as an RCN representative unless specifically authorized by the General Counsel. Requests for financial or other information about the Company from the media, the press, the financial community or the public should be referred to the Public Relations Department.

Requests for information from regulators or the government should be referred to the Legal Department or the Regulatory Department, as appropriate.

If you hear a rumor pertaining to RCN or to industry developments that could affect the Company, you should contact the Public Relations Department, which oversees the issuance of all press releases. If you would like to request the issuance of a press release, you should contact the Public Relations Department.

For further guidance on the Company’s policy concerning disclosure obligations, please refer to the Company’s general policy, a copy of which can be obtained from Human Resources or Corporate Communications.

XII.	TRADING COMPANY SECURITIES

Company policy and the law prohibit buying or selling securities of the Company when in possession of “material nonpublic information.” Such conduct is known as “insider trading.” Passing such information on to someone who may buy or sell securities – known as “tipping” – is also illegal. The prohibition applies to Company securities and to securities of other companies if you learn material, nonpublic information about other companies in the course of your duties for the Company.

Information is deemed to be “material” if it could influence an investor’s decision to buy, sell or hold a stock or affect the market for that stock. Examples of types of material information include earnings, financial results, connections, new or lost contracts, sales results, important personnel changes, business plans, possible mergers, acquisitions, divestitures or joint ventures and important regulatory, judicial or legislative actions.

Information is considered to be nonpublic unless it has been adequately disclosed to the public, which means that the information must be publicly disclosed and adequate time must have passed for the securities markets to process the information. You should not disclose inside information to any Company personnel, unless the person receiving the information has a legitimate, business-related need to know; and, then, only after you have informed them that the information is inside information and must be protected from disclosure. Before disclosing any inside information to a third-party, such as a vendor, you must first contact the Legal Department to discuss the need to enter into a Confidentiality Agreement with the third-party. If you leave RCN, you must maintain the confidentiality of that information until it has been adequately disclosed to the public. If there is any question as to whether information regarding the Company or another company with which we have dealings is material or has been adequately disclosed to the public, contact the Legal Department.

Question: While working at my desk, I overheard my co-worker talking on the phone about how RCN is going to announce higher than expected connections for the quarter. I mentioned this to my brother, and we agreed that now would be an excellent time to buy RCN stock. Can I buy the stock before the announcement of the quarterly results?

Answer: No. It is against the law to trade securities on the basis of material non-public information. In addition, telling your brother about the information violates RCN policy and may violate securities laws if he trades on that information.

SEC regulations require that transactions in Company securities by any executive officer or director must be reported by you to the SEC no later than the second business day after the completion of such transaction. The reportable transactions subject to this Rule are:

•	Purchases or sales of stock, regardless of whether the transaction is between you and the Company, or on the open market;

•	Option exercises; and

•	Grants of stock options and restricted stock and certain other accruals of stock or stock units that may occur under executive or director compensation plans.

The Company’s Board of Directors has determined that executive officers and directors of the Company may engage in transactions in Company securities only within certain “windows” of time pre-approved by the Board. Prior to engaging in a transaction in Company securities, a director or executive officer must first confirm with the Legal Department that the transaction is being conducted within a time period permitted by the Board. In addition to determining whether the contemplated transaction is permitted, the Legal Department will also advise you about completing the required report. If you become aware of an inaccuracy in or omission from any previously-filed report, you must immediately report the inaccuracy or omission to the Legal Department, which will advise you of the necessary corrective action. The Company must report in its annual proxy statement any reports of transactions in Company securities which were not timely filed.

For further guidance on the Company’s policy prohibiting insider trading, please refer to the Company’s general policy, a copy of which can be obtained from Human Resources.

XIII.	COMPETING WITH INTEGRITY

To achieve a sustainable record of success, the Company must depend on its reputation for quality, service and integrity. The way we deal with our customers, competitors and suppliers molds our reputation, builds long-term trust and ultimately determines our success. The Company is committed to a policy of vigorous and lawful competition and to conducting our business in a fair and ethical manner.

A.	Antitrust Laws

The Company’s activities are subject to federal and state antitrust and trade regulation statutes, which govern how we interact with our competitors, customers and suppliers. It is important for us to know these laws and regulations and make sure we are in full compliance with them. Certain types of agreements are absolutely prohibited in the United States, including agreements between competitors to: (i) fix, stabilize, peg, set or maintain prices or terms or conditions of sale (including credit terms and discounts); (ii) limit the availability of products or services; (iii) allocate customers, suppliers, territories or markets; or (iv) engage in a “classic” group boycott of any customer or supplier. These activities are always illegal, without regard to motive or effect on competition. The unlawful agreements listed above need not take the form of a written contract or contain express commitments or mutual assurances. Courts can - and do - infer agreements based on “loose talk,” “informal discussions,” or the mere exchange of pricing information between competitors. Any such agreement, whether formal or informal, written or unwritten, is prohibited by Company policy.

Company personnel should take care to avoid unnecessarily involving themselves in situations from which an unlawful agreement may be inferred. Any contact or conversation with a competitor is potentially dangerous. For that reason, contacts with competitors should be kept to a minimum, and all contacts with competitors should be conducted as if they were completely in the public view.

Failure to comply with the antitrust laws could subject the individuals involved to criminal fines and jail terms, and the Company to criminal fines, large civil penalties, and treble damages. You should consult the Legal Department with any questions or concerns regarding the antitrust laws.

B.	Gathering Competitive Information

It is entirely proper for us to gather information about the marketplace, including information about our competitors and their products and services. However, there are limits to the ways that information may be acquired and used, especially information about competitors. In gathering competitive information, you should always act ethically and abide by the following guidelines:

•	We may gather information about our competitors from sources such as published articles, advertisements, brochures, other non-proprietary materials, surveys by consultants and conversations with our customers (as long as those conversations are not likely to suggest that we are attempting to (a) conspire with our competitors, using the customer as a messenger, or (b) gather information in breach of a customer’s nondisclosure agreement with a competitor or through other wrongful means).

•	We should never misrepresent our identity when attempting to collect competitive information.

•	We must never attempt to acquire a competitor’s trade secrets or other proprietary information through unlawful means, such as theft, spying, disclosures by competitors’ past or present employees or breach of a competitor’s nondisclosure agreement by a client or other person.

•	If there is any indication that information that you obtain was not lawfully received by the party in possession, you should refuse to accept it. If you receive any competitive information anonymously or that is marked confidential, you should contact the Legal Department immediately. The improper gathering or use of competitive information could subject you and the Company to criminal and civil liability. When in doubt as to whether a source of information is proper, you should contact the Legal Department.

XIV.	INTERACTING WITH GOVERNMENT OFFICIALS

A.	Payments or Gifts to Government Officials

The Company conducts its dealings with government agencies and officials in a legally and ethically appropriate manner. You must never seek to influence any government employee’s judgment or conduct by gifts or loans, or by any other unlawful inducement. Federal, state and certain local laws limit or prohibit gifts that may be provided to government officials, including meals, entertainment, transportation and lodging, regardless of whether there is an intent to use the gift as an inducement. In order to ensure that RCN remains in compliance with those laws, you must obtain pre-approval from the Legal Department before providing any gift, meal, or anything of value to a government official or employee, other than legally mandated fees (such as franchise and license fees and services or payments required under a franchise agreement).

B.	Political Contributions and Lobbying Activities

1.	Political Contributions

Federal law and certain state and local laws prohibit the use of Company funds, assets, services, or facilities on behalf of a political candidate or party. You may not permit (1) payments of corporate funds to be made to, or (2) Company resources and facilities to be used to benefit, any political candidate, party or campaign. All Company contributions to political candidates or parties will be made solely through Company Political Action Committees. Individual RCN employees remain free to make personal contributions to candidates or parties of their choice. The Company will not compensate or reimburse an employee, in any form, for a political contribution made by that employee. Because work time may be considered a contribution under applicable law, you may not work for any candidate or party during the hours in which you are working for the Company.

2.	Lobbying Activities

Laws of some jurisdictions require registration and reporting by anyone who engages in lobbying activity. Generally, “lobbying activity” includes: (1) communicating with any member or employee of a legislative branch of government for the purpose of influencing legislation; (2) communicating with other government officials for the purpose of influencing governmental action (including formal rulemaking or other decisions, such as contracting decisions, by a governmental entity); or (3) engaging in research or other activities to support or prepare for such communication.

So that the Company may comply with lobbying laws, you must notify the Legal Department or Regulatory Department before engaging in any activity on behalf of the Company that might be considered “lobbying activity” as described above. For further guidance on the Company’s policy concerning political contributions and lobbying activities, please refer to the Company’s general policy, a copy of which can be obtained from Human Resources.

XV.	CONCLUSION

Remember, each of us is responsible for assuring that we as a Company comply with the laws and ethical standards affecting our business. You must become familiar with and conduct yourself strictly in compliance with such laws and ethical standards and the Company’s policies and guidelines pertaining to them. And when you encounter difficult questions, you must seek guidance from any of the numerous resources available, including your supervisor, Human Resources, and the Legal Department.

Our reputation depends on our respect for the law and for the rights of others. In short, whatever our job may be, ethics and compliance are our responsibility.